Exhibit 10(a)(i)
STOCK UNIT AWARD AGREEMENT
(with related Dividend Equivalent Rights)
Tim Hortons Inc.
May 1, 2006
     THIS AGREEMENT, made effective as of 9:30 a.m. on the 1st day of May, 2006 (the “Date of Grant”), between Tim Hortons Inc., a Delaware corporation (the “Company”), The TDL Group Corp., an Ontario corporation (the “Employer”) and                                          (the “Grantee”).
     WHEREAS, Wendy’s International, Inc. (“WII”) adopted the Wendy’s International, Inc. 2003 Stock Incentive Plan (the “WII Plan”) in order to provide additional incentive to certain employees and directors of WII and its Subsidiaries;
     WHEREAS, effective as of May 1, 2005, WII granted to the Grantee (subject to any rejection by the Grantee) an award of stock units and related dividend equivalent rights under the WII Plan (the “Original Award”);
     WHEREAS, the Company has adopted the Tim Hortons Inc. 2006 Stock Incentive Plan (the “THI Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries; and
     WHEREAS, subject to the Grantee submitting, on or before 5:00 p.m. Eastern Time on April 28, 2006, a notice evidencing its intent to irrevocably reject the portion of the Original Award that is otherwise scheduled to vest on May 1, 2006 in accordance with the terms of the Original Award (the “Rejection”), the Committee has determined to grant to the Grantee under the THI Plan an Award of Stock Units with related Dividend Equivalent Rights (the “New Award”) as provided herein to encourage the Grantee’s efforts toward the continuing success of the Company and its Subsidiaries.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Award.
          1.1 Provided that there has been a Rejection by the Grantee (or the Grantee’s estate, if applicable) and provided further that Grantee has executed and returned this Agreement as provided in Section 8 hereof, the Company hereby grants to the Grantee in respect of 2004 employment services a New Award of a number of Stock Units, as determined below, with an equal number of related Dividend Equivalent Rights. Each Stock Unit represents the right to receive one (1) Share at the time and in the manner set forth in Section 7 hereof.

          1.2 The number of Stock Units to be awarded pursuant to this Agreement shall be determined by applying the following formula:
[WR] x [WC/TC]
where:
WR = the number of stock units due to vest on May 1, 2006 pursuant to the Original Award, which may be further described by the following formula: (a) the number of stock units granted under the Original Award, together with (b) the number of additional stock units granted pursuant to the dividend equivalent rights granted under the Original Award prior to the first vesting date, the sum of which is divided by three and rounded up to the nearest whole number
WC = the closing price of WII stock on the New York Stock Exchange on Friday, April 28, 2006; and
TC = the closing price of THI stock on the New York Stock Exchange on Friday, April 28, 2006.
No fractional Stock Units shall be granted hereunder; the number of Stock Units granted shall be rounded down to the next whole Stock Unit, if necessary.
          1.3 Each Dividend Equivalent Right represents the right to receive all of the cash dividends that are or would be payable with respect to the Share represented by the Stock Unit to which the Dividend Equivalent Right relates. With respect to each Dividend Equivalent Right, any such cash dividends shall be converted into additional Stock Units based on the Fair Market Value of a Share on the date such dividend is made (provided that no fractional Stock Units shall be granted). Such additional Stock Units shall be subject to the same terms and conditions applicable to the Stock Unit to which the Dividend Equivalent Right relates, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in Sections 2 through 8, inclusive, of this Agreement. In the event that a Stock Unit is forfeited pursuant to Section 6 or 8 hereof, the related Dividend Equivalent Right shall also be forfeited.

          1.4 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the THI Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the THI Plan.
     2. Restrictions on Transfer.
          The Stock Units granted pursuant to this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.
     3. Vesting.
          Except as provided in Section 8 of this Agreement, the Stock Units granted hereunder shall vest at 9:30 a.m. Eastern Time on May 1, 2006 (the “Vesting Date”).
     4. RESERVED.
     5. RESERVED.
     6. RESERVED.
     7. Delivery of Shares.
          On the Vesting Date or as soon thereafter as administratively feasible, and in any event no later than December 31, 2007, the Company shall, after reducing the number of Shares to reflect the withholding pursuant to Section 11, at its option either (i) issue treasury Shares to the Grantee (or, if applicable, the Grantee’s estate); or (ii) deliver cash to a broker who, as agent for the Grantee, shall purchase the reduced number of Shares on the Toronto Stock Exchange. In the event the Company elects to deliver cash to a broker who, as agent for the Grantee, shall purchase the reduced number of Shares on the Toronto Stock Exchange, Grantee acknowledges that such Shares will be considered as being delivered to the Grantee at the time the Shares are purchased by the purchasing agent on the Grantee’s behalf. In no event will the Grantee receive cash in respect of this New Award. No fractional Shares shall be delivered hereunder; the number of Shares delivered shall be rounded down to the next whole Stock Unit, if necessary.
     8. Execution of the Award
          The Stock Units and Dividend Equivalent Rights granted to the Grantee pursuant to the New Award shall be subject to the Grantee’s execution and return of the Rejection and this Agreement to the Company or its designee (including by electronic means, if so provided) no later than 8:30 a.m. Eastern Time on May 1, 2006 (the “Grantee Return Date”); provided that if the Grantee dies before the Grantee Return Date, this requirement shall be deemed to be satisfied. If this Agreement is not so executed and returned on or prior to the Grantee Return Date, the Stock Units and Dividend Equivalent Rights evidenced by this Agreement shall be forfeited, and neither the Grantee nor the Grantee’s heirs, executors, administrators and successors shall have any rights with respect thereto.

     9. No Right to Continued Employment.
          Nothing in this Agreement or the THI Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Grantee’s employment, nor confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.
     10. Withholding of Taxes.
          Prior to the delivery of cash to a broker to purchase and deliver Shares pursuant to Sections 1 and 7 hereof, the Company shall withhold from such cash an amount equal to the federal and provincial income taxes and other amounts as may be required by law to be withheld by the Company or the Employer with respect to the delivery of such Shares.
     11. Grantee Bound by the THI Plan.
          The Grantee hereby acknowledges receipt of a copy of the THI Plan and agrees to be bound by all the terms and provisions thereof.
     13. Modification of Agreement.
          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     14. Severability.
          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     15. Governing Law.
          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
     16. Successors in Interest.
          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
     17. Resolution of Disputes.
          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

     18. Entire Agreement.
          This Agreement and the terms and conditions of the THI Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the New Award.
     19. Headings.
          The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     20. Counterparts.
          This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

TIM HORTONS INC.

By:

Name:

Title:

THE TDL GROUP CORP.

By:

Name:

Title:

GRANTEE

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